UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DEJOUR ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

British Columbia                                                                           Not Applicable

(State or other jurisdiction of incorporation or organization)                     (I.R.S. Employer Identification No.)

Suite 1100, 808 West Hastings

Vancouver, British Columbia

Canada V6C 2X4

(Address of principal executive offices)

DEJOUR ENTERPRISES LTD.  STOCK OPTION PLAN AS OF MAY 9, 2006

(Full titles of plans)

DL Services Inc.

1420 5th Avenue, Suite 3400

Seattle, WA 98101

(Name and address of agent for service)

(206) 903-2373

(Telephone number, including area code, of agent for service)

Copies to:
Jason K. Brenkert, Esq.
Dorsey & Whitney LLP
Republic Plaza Building, Suite 4700
370 Seventeenth Street
Denver, CO 80202-5647

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer.  See definition of “Accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer  □     Accelerated Filer  □      Non-Accelerated Filer  □    Smaller Reporting Company  x

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares issuable under the Dejour Enterprises Ltd. Stock Option Plan of May 9, 2006	7,372,551 (1)	$0.47 (2)	$3,465,098.97	$136.18
TOTAL	7,372,551		$3,465,098.97	$136.18

(1)

Common Shares, without par value, offered by the Registrant pursuant to the Dejour Enterprises Stock Option Plan as of May 9, 2006.

(2)

The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) based on the average high and low prices of for the Registrant’s common shares on January 12, 2009, as quoted on the American Stock Exchange.

TABLE OF CONTENTS

EXPLANATORY NOTE	1
PART I	1
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS	1
ITEM 1. PLAN INFORMATION	1
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION	1
PART II	1
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT	1
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE	1
ITEM 4. DESCRIPTION OF SECURITIES	1
ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL	1
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS	2
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED	2
ITEM 8. EXHIBITS	3
ITEM 9. UNDERTAKINGS	3
SIGNATURES	4
POWERS OF ATTORNEY	4
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES	5
EXHIBIT INDEX	6

EXPLANATORY NOTE

This Registration Statement relates to the registration of 7,365,188 additional shares of common stock, no par value, of Dejour Enterprises Ltd. (the “Registrant”) reserved for issuance pursuant to the Registrant’s Stock Option Plan as of May 9, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this Registration Statement:

(a)

The Registrant’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on June 30, 2008;

(b)

The Registrant’s Reports of Foreign Issuer on Form 6-K filed with the Securities and Exchange Commission since the end of the fiscal year of December 31, 2007, including the reports filed on January 1, 2008, January 23, 2008, February 14, 2008, February 20, 2008, March 7, 2008, April 1, 2008, April 7, 2008, May 21, 2008, June 18, 2008, June 23, 2008, June 25, 2008, July 18, 2008, July 21, 2008, the three reports filed on August 25, 2008, September 4, 2008, the two reports filed on September 25, 2008, October 3, 2008, October 20, 2008, October 29, 2008, November 3, 2008, November 17, 2008, November 19, 2008, November 28, 2008, December 17, 2008 and January 9, 2009.

(c)

The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 22, 2007, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description Of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Articles of the Registrant

Article 21 provides for the mandatory indemnification of directors, former directors, and alternate directors, as well as his or hers heirs and legal personal representatives, or any other person, to the greatest extent permitted by the Business Corporations Act (British Columbia) (the “BCA”). The indemnification includes the mandatory payment of expenses actually and reasonably incurred by such person in respect of that proceeding. The failure of a director, alternate director, or officer of the Registrant to comply with the BCA or the Registrant’s Articles does not invalidate any indemnity to which he or she is entitled. The directors may cause the Registrant to purchase and maintain insurance for the benefit of eligible parties who:

a)

is or was a director, alternate director, officer, employee or agent of the Registrant;

b)

is or was a director, alternate director, officer employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant;

c)

at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

d)

at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

BCA Indemnification

Under the BCA, a company may indemnify a current or former officer or director against any judgment, penalty or fine awarded or imposed in connection with, or amount paid in settlement of, any current, threatened, pending or completed legal proceeding or investigative action in respect of which such officer or director is a party or may be liable for a judgment, penalty, fine or expenses by reason of such individual having been an officer or director.

A company may pay all expenses incurred by an officer or director actually and reasonably incurred in connection with such a proceeding after the final disposition of such proceeding and must pay all expenses reasonably incurred if the officer or director is substantially successful on the merits in the outcome of the proceeding or wholly successful on the merits or otherwise. Among other circumstances, a company shall not indemnify a current or former officer or director if such individual did not act honestly and in good faith with a view to the best interests of the company or, in the case of a proceeding other than a civil proceeding, if the individual did not have reasonable grounds for believing that his or her conduct in respect of which the proceeding was brought was lawful. Further, a company cannot indemnify or cover the expenses of any officer or director in respect of any proceeding brought by or on behalf of the company or an associated corporation. The Supreme Court of British Columbia may, on the application of a corporation or individual seeking indemnification, order indemnification of any liability or expense incurred by such individual in respect of any proceeding described above, or make any other order the Court considers appropriate.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the Registrant’s Articles or any indemnification agreement, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed under the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	Dejour Enterprises Stock Option Plan as of May 9, 2006
4.2	Form of Stock Option Agreement to Dejour Enterprises Stock Option Plan
5.1	Opinion of DuMoulin Black LLP
23.1	Consent of Dale Matheson Carr-Hilton Labonte LLP
23.2	Consent of DuMoulin Black LLP
24.1	Power of Attorney (See page 5 of this registration statement)

Item 9. Undertakings.

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)

That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia on January 12, 2009.

DEJOUR ENTERPRISES LTD.
By: /s/_Robert L. Hodgkinson Name: Robert L. Hodgkinson Title: Chief Executive Officer and Director

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert L. Hodgkinson and Matthew Wong, or either of them as the undersigned’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this registration statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this registration statement) and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Robert L. Hodgkinson	Chief Executive Officer and Director	January 12, 2009
Robert L. Hodgkinson
By:	/s/ Mathew Wong	Chief Financial Officer	January 12, 2009
Mathew Wong
By:	/s/ Archibald Nesbitt	Director	January 12, 2009
Archibald Nesbitt

By:	/s/ Craig Sturrock	Director	January 12, 2009
Craig Sturrock
By:	/s/ Charles W.E. Dove	Director	January 12, 2009
Charles W.E. Dove
By:	/s/ Richard Patricio	Director	January 12, 2009
Richard Patricio
By:	/s/ Robert Holmes	Director	January 12, 2009
Robert Holmes
By:	/s/ Harrison F. Blacker	Director	January 12, 2009
Harrison F. Blacker

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Signed __________________ Harrison Blacker	Authorized Representative in United States	January 12, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Dejour Enterprises Stock Option Plan as of May 9, 2006
4.2	Form of Stock Option Agreement to Dejour Enterprises Stock Option Plan
5.1	Opinion of DuMoulin Black LLP
23.1	Consent of Dale Matheson Carr-Hilton Labonte LLP
23.2	Consent of DuMoulin Black LLP
24.1	Power of Attorney (See page 5 of this registration statement)